                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.   20549



                                  FORM 8-K/A-1

                                 CURRENT REPORT





     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)           May 16, 1997
                                                 -------------------------------



                                 TIDEWATER INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



    DELAWARE                         1-6311                        72-0487776
--------------------------------------------------------------------------------
(State or Other                    (Commission                  (I.R.S. Employer
Jurisdiction of                   File Number)                   Identification
Incorporation)                                                       Number)


    1440 Canal Street, Suite 2100, New Orleans, Louisiana              70112
--------------------------------------------------------------------------------
              (Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code:      (504) 568-1010
                                                      --------------------------



                                 NOT APPLICABLE
--------------------------------------------------------------------------------
           Former name, former address and former fiscal year, if
                         changed since last report.

       On May 30, 1997 Tidewater Inc. ("the Company") filed a Form 8-K dated May 16, 1997 containing a description of the Company's acquisition of O.I.L. Limited. This Form 8-K/A-1 amends and restates the disclosure in Item 7(a) and
(b) of the Company's Form 8-K filed on May 30, 1997 to include the financial statements of the business acquired and pro forma financial information.


Item 2.       Acquisition or Disposition of Assets.

Acquisition of the O.I.L. Group of Companies

       On May 16, 1997, the registrant, Tidewater Inc. (the "Company"), acquired all of the ordinary shares of O.I.L. Limited and its related international marine operating companies (the "O.I.L. Group") from Ocean Group plc and its affiliates (collectively the "Ocean Group") in exchange for a cash payment of 328 million pounds sterling (approximately U.S. $534 million). In addition, a 3 million pound sterling (approximately U.S.$5 million) advance payment was made for the net working capital of O.I.L. Group, with the final purchase price to be adjusted for the final net working capital of O.I.L. Group as of the May 16, 1997 closing date. The consideration paid Ocean Group was determined through arm's length negotiations between the Company and Ocean Group. The Company used approximately $39 million of its cash to fund the purchase price, with the remainder provided by borrowings under a bank credit facility.

       Prior to consummation of this acquisition, the O.I.L. Group was principally engaged in the business of operating approximately 100 marine vessels, primarily platform supply and anchor handling towing supply vessels, in several international offshore oil and gas exploration areas outside of the United States. The Company intends for the foreseeable future to continue to engage in such operations.

       The acquisition was completed on May 16, 1997, as announced in the press release which has been filed as an exhibit to this report. Additional information relating to the acquisition is set forth in the Agreement for the Acquisition of Share Capital of the O.I.L. Group of Companies, a copy of which has also been filed as an exhibit to this report.

Item 7.       Financial Statements, Pro Forma Financial Information and
              Exhibits.

       (a)    Financial statements of businesses acquired.

              (1) Audited combined balance sheets of O.I.L. Group as of December 31, 1996 and 1995, and the related combined statements of profit, cash flows and total recognized gains and losses for each of the years in the three year period ended December 31, 1996, including the notes thereto and the related report of Price Waterhouse.

       (b)    Pro Forma financial information.

              (1) Unaudited Pro Forma Condensed Combined Balance Sheet of Tidewater Inc. (the "Company") as of March 31, 1997, including the notes thereto.

              (2) Unaudited Pro Forma Condensed Combined Statement of Earnings of the Company for the year ended March 31, 1997, including the notes thereto.

       (c)    Exhibits.

              2.0 Agreement for the Acquisition of the Share Capital of the O.I.L. Group of Companies, dated March 20, 1997, between the Company and Ocean Group plc. [1]

              23.    Consent of Independent Public Accountants

              99.1 Press Release issued May 16, 1997 disclosing completion of the Company's acquisition of the O.I.L. Group of companies.



**FOOTNOTES**

       [1]:   Exhibit 2.0 includes a list briefly identifying the contents of all schedules omitted therefrom. The Company will furnish supplementally a copy of any omitted schedule to the Commission upon request.

                                   SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   By:        /s/ Ken C. Tamblyn
                                      ------------------------------------------
                                           Ken C. Tamblyn
                                           Executive Vice President and
                                           Chief Financial Officer



Dated: July 21, 1997

   INDEX TO FINANCIAL STATEMENTS PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS



FINANCIAL STATEMENTS.

       (1) Audited combined balance sheets of O.I.L. Group as of December 31, 1996 and 1995, and the related combined statements of profit, cash flows and total recognized gains and losses for each of the years in the three year period ended December 31, 1996, including the notes thereto and the related report of Price Waterhouse.

PRO FORMA FINANCIAL INFORMATION.

       (1) Unaudited Pro Forma Condensed Combined Balance Sheet of Tidewater Inc. (the "Company") as of March 31, 1997, including the notes thereto.

       (2) Unaudited Pro Forma Condensed Combined Statement of Earnings of the Company for the year ended March 31, 1997, including the notes thereto.

EXHIBITS.

Exhibit
Number        Description
-------       -----------

2.0           Agreement for the Acquisition of the Share Capital of the O.I.L.
              Group of Companies, dated March 20, 1997 between the Company and Ocean Group plc.

23.           Consent of Independent Public Accountants

99.1 Press release issued May 16, 1997 disclosing completion of the Company's acquisition of the O.I.L. Group of Companies.

                                 TIDEWATER INC.
          Unaudited Pro Forma Condensed Combined Financial Statements



INTRODUCTION

       The following unaudited pro forma condensed combined financial statements give effect to the May 16, 1997 acquisition (the "Acquisition") of all of the ordinary shares of O.I.L. Limited and its related international marine operating companies (the "O.I.L. Group") from Ocean Group plc and its affiliates.

       The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of Tidewater Inc. and subsidiaries and O.I.L. Group and notes thereto. This pro forma information is presented for illustrative purposes only and is not necessarily indicative of the results which actually would have been obtained if the Acquisition had been effected on the pro forma dates, nor is it necessarily indicative of future results.

       The unaudited pro forma condensed combined financial statements are based upon the purchase method of accounting for the Acquisition. The Unaudited Pro Forma Condensed Combined Statement of Earnings for the year ended March 31, 1997 assumes that the Acquisition was effected on April 1, 1996. The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 1997 assumes that the Acquisition was effected on that date.

       The Unaudited Pro Forma Condensed Combined Statements of Earnings have been compiled from the Tidewater Inc. audited Consolidated Statement of Earnings for the year ended March 31, 1997 and the O.I.L. Group audited Statement of Profit for the year ended December 31, 1996. Tidewater's fiscal year end is March 31, while O.I.L. Group's is December 31. The Unaudited Pro Forma Condensed Combined Statement of Earnings for the year ended March 31, 1997 includes O.I.L. Group's audited financial information for the 12 months ended December 31, 1996. During the period from January 1, 1997 through March 31, 1997, revenues of O.I.L. Group amounted to approximately $38 million. The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 1997 includes O.I.L. Group's audited financial information as of December 31, 1996.


PURCHASE PRICE

       The cash purchase price of the Acquisition was approximately $539 million, inclusive of a $5 million advance payment for the net working capital of O.I.L. Group, which is subject to adjustment based upon a final balance sheet prepared as of the May 16, 1997 closing date. The source of the funds used for the Acquisition consisted of $39 million from cash balances with the remainder from borrowings under a Revolving Credit and Term Loan Agreement with a group of banks.

                               TIDEWATER INC.
                    PRO FORMA CONDENSED COMBINED BALANCE
                           SHEET MARCH 31, 1997 -
                                                UNAUDITED

                                                                        O.I.L.        PRO FORMA          PRO FORMA
                                                        TIDEWATER       GROUP        ADJUSTMENTS         COMBINED
                                                       -----------    ----------     ----------         ----------
                                                                  (in thousands, except share and per share data)
ASSETS
Current assets:
     Cash, including temporary cash
       investments                                     $   41,114         2,280        (39,000)  (a)        4,394
     Trade and other receivables, less
       allowance                                          187,612        26,905                           214,517
     Inventories                                           36,016         1,445                            37,461
     Other current assets                                   3,984         4,082                             8,066
                                                       -----------    ----------     ----------         ----------
        Total current assets                              268,726        34,712        (39,000)           264,438
                                                       -----------    ----------     ----------         ----------
Investments in, at equity, and advances to
     unconsolidated companies                              20,556           135                            20,691
Properties and equipment, net                             681,091       129,431        126,780   (b)      937,302
Other assets                                               68,627             0        356,475   (e)      425,102
                                                       -----------    ----------     ----------         ----------
                                                       $1,039,000       164,278        444,255          1,647,533
                                                       ===========    ==========     ==========         ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Current maturities of long-term debt                       0         1,719         57,143  (a)        58,862
     Accounts payable and accrued expenses                 81,500        82,253         21,020  (c)       111,236
                                                                                       (73,538)  (d)
     Accrued property and liability losses                 13,248             0                            13,248
                                                       -----------    ----------     ----------         ----------
        Total current liabilities                          94,748        83,972          4,625            183,346
                                                       -----------    ----------     ----------         ----------
Deferred income taxes                                      95,595        23,577         46,423   (f)      165,595
Long-term debt                                                  0         7,015        442,857   (a)      449,872
Accrued property and liability losses                      32,146             0                            32,146
Other liabilities and deferred credits                     46,847            63                            46,910
Stockholders' equity                                      769,664        49,650        (49,650)  (d)      769,664
                                                       -----------    ----------     ----------         ----------
                                                       $1,039,000       164,278        444,255          1,647,533
                                                       ===========    ==========     ==========         ==========


Notes to Unaudited Pro Forma Condensed Combined Balance Sheet:

(a) Adjustment to record the payment of cash and issuance of debt to acquire the ordinary shares of the O.I.L. Group from Ocean Group.
(b) Adjustment to record the step-up in the basis of fixed assets of O.I.L. Group to estimated fair value at acquisition date.
(c) Adjustment to record the accrual for estimated transaction costs and additional purchase price based upon estimated working capital of O.I.L. Group as of the May 16, 1997 closing date. The final amounts to be used for the adjustment of the initial purchase price have not yet been determined.
(d) Adjustment to eliminate the stockholders' equity accounts of O.I.L. Group, including the elimination of the payable balance from O.I.L. Group to Ocean Group which was excluded as part of the acquisition.
(e) Adjustment to record the excess of acquisition cost over the fair value of net assets acquired (goodwill).
(f)  Adjustment to record the related deferred tax effect of the acquisition.

                                 TIDEWATER INC.
               PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS
                     YEAR ENDED MARCH 31, 1997 - UNAUDITED


                                                                         O.I.L.      PRO FORMA           PRO FORMA
                                                         TIDEWATER       GROUP      ADJUSTMENTS          COMBINED
                                                       -----------    ----------     ----------        -----------
                                                            (in thousands, except share and per share data)
Revenues:
     Marine operations                                   $690,426       138,378                           828,804
     Compression operations                               112,584             0                           112,584
                                                       -----------    ----------     ----------        -----------
                                                          803,010       138,378                           941,388
                                                       -----------    ----------     ----------        -----------
Costs and expenses:
     Marine operations                                    385,656        75,882                           461,538
     Compression operations                                64,153             0                            64,153
     Depreciation and amortization                         82,272        14,525         20,375   (d)      117,172
     General and administrative                            64,855        16,960                            81,815
                                                       -----------    ----------     ----------        -----------
                                                          596,936       107,367         20,375            724,678
                                                       -----------    ----------     ----------        -----------
                                                          206,074        31,011        (20,375)           216,710

Other income (expenses):
     Foreign exchange gain (loss)                            (397)         (858)                           (1,255)
     Gain on sales of assets                                6,443         3,936                            10,379
     Equity in net earnings of
       unconsolidated companies                             4,901             0                             4,901
     Minority interests                                    (1,311)          (44)                           (1,355)
     Interest and miscellaneous income                      4,641           558         (1,950)  (c)        3,249
     Other expense                                         (2,800)            0                            (2,800)
     Interest and other debt costs                         (1,017)       (5,965)       (33,458)  (a)      (35,167)
                                                                                         5,273   (b)
                                                       -----------    ----------     ----------        -----------
                                                           10,460        (2,373)       (30,135)           (22,048)
                                                       -----------    ----------     ----------        -----------
Earnings before income taxes                              216,534        28,638        (50,510)           194,662
Income taxes                                               70,523         8,422        (21,346)  (e)       57,599
                                                       -----------    ----------     ---------         -----------
Net earnings                                             $146,011        20,216        (29,164)           137,063
                                                       ===========    ==========     ==========        ===========

Primary and fully diluted earnings
     per share                                           $   2.34        N/A            N/A                  2.20
                                                       ===========    ==========     ==========        ===========
Weighted average common shares and
     equivalents                                       62,280,281        N/A            N/A            62,280,281
                                                       ==========     ==========     ==========        ===========



Notes to Unaudited Pro Forma Condensed Combined Statements of Earnings:

(a) To adjust interest expense to reflect the $500 million of debt incurred as a result of the O.I.L. Group acquisition. In accordance with terms of the Company's debt agreement, principal payments are assumed to be approximately $14.3 million per quarter and the interest rate is assumed to be 6.85%. The adjustment also includes amortization of financing costs associated with the debt (amortized primarily over seven years).
(b) To adjust interest expense incurred by O.I.L. Group on indebtedness to Ocean Group which, by agreement, is excluded from the acquisition.
(c) To adjust interest income to reflect the assumed beginning-of-the-year usage of $39 million of cash in the O.I.L. Group acquisition. Interest yield on cash investments is assumed to be 5%.
(d) To adjust for additional depreciation on the new basis of properties and equipment acquired in the O.I.L. Group acquisition. Adjustment also includes amortization of $356 million of cost in excess of fair value of the net assets acquired in the transaction (amortized over 40 years).
(e) To adjust income taxes of the pro forma combined group to Tidewater's historical effective income tax rate, as adjusted for tax effects related to the acquisition.
(f) The pro forma combined information does not include the operating and general and administrative cost savings anticipated as a result of the consolidation of marine operations.
(g) The historical results of operations of O.I.L. Group were reported in British pounds sterling and converted for purposes of the pro forma financial information at the average currency exchange rate applicable during the reporting period.

                                  O.I.L. GROUP

                         COMBINED FINANCIAL STATEMENTS


                        31 December 1996, 1995 and 1994

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of O.I.L.:

We have audited the accompanying combined balance sheets of O.I.L. Group, a former division of Ocean Group plc (Ocean Group), as of December 31, 1996 and 1995 and the related combined statements of profit, cash flows and total recognised gains and losses for each of the years in the three year period ended December 31, 1996 all expressed in British pounds sterling. These combined financial statements are the responsibility of the O.I.L. Group management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United Kingdom, which do not differ in any significant respect from auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements audited by us present fairly, in all material respects, the financial position of O.I.L. Group at December 31, 1996 and 1995, and the results of its operations and cash flows for each of the years in the three year period ended December 31, 1996 in conformity with accounting principles generally accepted in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of results of operations expressed in British pounds sterling for each of the two years in the period ended December 31, 1996 and the determination of combined invested equity also expressed in British pounds sterling at December 31, 1996 and 1995 to the extent summarised in Note 28 to the combined financial statements.

O.I.L. Group is a division of Ocean Group and, as disclosed in the combined financial statements, has transactions and relationships with Ocean Group and its affiliates.



Price Waterhouse
London, England

July 17, 1997

                                  O.I.L. GROUP
                       COMBINED PROFIT AND LOSS ACCOUNTS
              for the years ended 31 December 1996, 1995 and 1994

                                                          Continuing Operations

    Notes                                                  1996       1995       1994
                                                          L.'000     L.'000     L.'000
      1        Turnover                                    88,704     81,531     79,698
               Cost of sales
                  Marine operations                       (48,642)   (46,242)   (45,828)
                  Depreciation                             (8,908)    (8,373)    (9,524)
                  Exchange losses                            (447)      (158)      (994)
                                                          -------    -------    -------
                                                          (57,997)   (54,773)   (56,346)
                                                          -------    -------    -------
               Gross profit                                30,707     26,758     23,352

               Other income/(expenses)
                  General and administrative              (10,872)   (10,864)   (10,892)
                  Depreciation                               (403)      (422)      (444)
                  Profit on sale of vessels                 2,523      3,585      1,746
                  Exchange gains/(losses)                    (103)        14        (13)
                                                          -------    -------    -------
                                                           (8,855)    (7,687)    (9,603)
                                                          -------    -------    -------
      2        PROFIT ON ORDINARY ACTIVITIES BEFORE
               INTEREST AND TAXATION                       21,852     19,071     13,749

      4        Interest receivable                            358        369        134
      5        Interest payable                            (3,824)    (3,048)    (2,464)
                                                          -------    -------    -------

               PROFIT ON ORDINARY ACTIVITIES BEFORE
               TAXATION
                                                           18,386     16,392     11,419
      6        Taxation on profit on ordinary
               activities                                  (4,268)    (2,859)    (2,780)
                                                          -------    -------    -------
               PROFIT ON ORDINARY ACTIVITIES AFTER
               TAXATION                                    14,118     13,533      8,639

               Minority Interests                             (28)       (17)       (27)
                                                          -------    -------    -------
               PROFIT FOR THE FINANCIAL YEAR               14,090     13,516      8,612
      7        Dividends                                  (19,435)   (11,856)    (8,382)
                                                          -------    -------    -------

               RETAINED (L0SS)/PROFIT FOR THE YEAR         (5,345)     1,660        230
                                                          =======    =======    =======
               STATEMENT OF TOTAL RECOGNISED GAINS
               AND LOSSES

               Profit for the financial year attributable
               to shareholders                             14,090     13,516      8,612
               Exchange differences on translation of
               net assets                                     (68)        78        281
                                                          -------    -------    -------
               Total gains recognised                      14,022     13,594      8,893
                                                          =======    =======    =======

                                  O.I.L. GROUP
                            COMBINED BALANCE SHEETS

                        as at 31 December 1996 and 1995

    Notes                                                  1996       1995
                                                          L.'000     L.'000
               FIXED ASSETS
      8        Tangible fixed assets                       79,650     77,083
      9        Investments in  associated undertakings         83        140
                                                          -------    -------
                                                           79,733     77,223
               CURRENT ASSETS
      10       Stocks                                         889        631
      11       Debtors                                     39,003     36,457
               Cash at bank and in hand                     4,209      8,829
                                                          -------    -------
                                                           44,101     45,917
               CURRENT LIABILITIES
      12       Creditors: amounts falling due within
               one year                                   (93,850)   (88,400)
                                                          -------    -------


               NET CURRENT LIABILITIES                    (49,749)   (42,483)
                                                          -------    -------
               TOTAL ASSETS LESS CURRENT LIABILITIES       29,984     34,740

      13       Creditors: amounts falling due after
               more than one year                          (4,317)    (3,668)
                                                          -------    -------
                                                           25,667     31,072
                                                          =======    =======


      15       Invested equity                             25,628     31,041
               Minority Interests                              39         31
                                                          -------    -------
                                                           25,667     31,072
                                                          =======    =======

                                  O.I.L. GROUP
                       COMBINED STATEMENTS OF CASH FLOWS
              for the years ended 31 December 1996, 1995 and 1994

                                                         1996       1995       1994
                                                        L.'000     L.'000     L.'000
                                                        -------    -------    -------
NET  CASH  INFLOW FROM OPERATING ACTIVITIES (NOTE 23)    28,225     23,552     23,501

RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received                                           361        130        134
Interest  paid                                           (3,447)    (3,229)    (2,362)
Dividends paid to minority shareholders                       -         (8)        (5)
                                                        -------    -------    -------
NET CASH OUTFLOW FOR RETURNS ON INVESTMENTS AND
SERVICING OF FINANCE
                                                         (3,086)    (3,107)    (2,233)

OVERSEAS TAXATION PAID                                   (1,464)    (1,704)      (954)

CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Purchase of tangible fixed assets                       (18,244)   (18,473)   (13,715)
Sale of  vessels                                          3,369      4,367      2,729
Sale of other tangible fixed assets                          85         70        160
                                                        -------    -------    -------
NET CASH OUTFLOW FOR CAPITAL EXPENDITURE AND
FINANCIAL INVESTMENT
                                                        (14,790)   (14,036)   (10,826)

FINANCING
Debt due within one year:
   New loans                                                273          -     10,249
   Repayment of loans                                      (273)    (9,064)   (10,238)
Debt due after more than one year:
   New loans                                              2,044          -     32,634
   Repayment of loans                                    (1,094)   (33,796)   (33,409)
Intercompany hedging loans:
   New loans                                             14,101     46,800          -
   Repayment of loans                                    (2,792)         -          -
Other parent company transactions, net (Note 26)        (28,782)    (1,161)   (19,738)
                                                        -------    -------    -------
NET CASH (OUTFLOW)/INFLOW FROM FINANCING                (16,523)     2,779    (20,502)
                                                        -------    -------    -------

(DECREASE)/INCREASE IN CASH IN THE YEAR (NOTE 24)        (7,638)     7,484    (11,014)
                                                        =======    =======    =======

                                  O.I.L. GROUP
                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                              ACCOUNTING POLICIES

The accounting policies adopted by the O.I.L. Group are set out below, and have been consistently applied throughout the period.

     (a)      ACCOUNTING CONVENTION

              The accounts are prepared under the going concern concept and the historical cost convention and in accordance with applicable accounting standards.

     (b)      BASIS OF PREPARATION

              For the period covered by these combined financial statements, O.I.L. Group ("The Group") was a division of Ocean Group plc ("Ocean Group"). O.I.L. Group comprises O.I.L. Limited, its direct subsidiaries and other Ocean Group subsidiaries providing marine and other services to the offshore oil industries (see note (d) below). Each of the companies is a legal entity and prepares single company statutory accounts according to the legislation requirements of its country of registration or incorporation.

              The operations of this division have been reported as a separate segment within the financial statements of Ocean Group.

              Under the terms of the acquisition of O.I.L. Group (see Note 27), Tidewater Inc has acquired the whole of Ocean Group's holdings of the issued share capital of the companies comprising the O.I.L. Group. However, the operations of O.I.L. Limited's supply base in Lerwick (the Shetland division) were excluded from the sale. For the purposes of these combined financial statements, the results and net assets of the Shetland division have been excluded for all periods.

              These combined financial statements present information about the O.I.L. Group on a combined basis. All material intercompany accounts and transactions have been eliminated in arriving at the combined financial statements.

              The combined cash flow statement presented above has been drawn up for the purposes of these combined financial statements under Financial Reporting Standard No 1 (Revised 1996).

              Subsidiary Undertakings

              An undertaking is considered to be a subsidiary where the Group exercises dominant influence over the operations of the undertaking. The accounts of subsidiary undertakings acquired during the year are included in Group figures from the effective dates of acquisition.

              Goodwill

              No goodwill was incurred on the acquisition of any of the subsidiaries included within these combined financial statements.

                                  O.I.L. GROUP
             NOTES TO THE COMBINED FINANCIAL STATEMENTS (continued)

     (c)      INVESTMENTS IN ASSOCIATED UNDERTAKINGS

              Associated undertakings are undertakings in which the Group has a long term participating interest and over which it exercises significant influence.

              The Group combined profit and loss account includes the Group's share of the results of its associated undertakings as shown by their audited accounts or unaudited management accounts. The Group's investment in associated undertakings is its interest in their tangible net assets.

     (d)      NATURE OF BUSINESS

              Nature of operations

              The O.I.L. Group provides marine and other services to the offshore oil industries on the UK Continental Shelf, in Africa, Asia Pacific and South America. These services include transporting supplies, material and personnel; towing mobile rigs and construction barges; positioning and handling anchors of mobile drilling rigs and construction and pipe laying barges; diving and maintenance support; oil terminal support operations; steel fabrication work for small-scale repair and modification of fixed drilling installations; and related marine consultancy services. O.I.L. Group's main customers are among the major international oil exploration and production companies or their immediate service contractors.

              Related party transactions

              As a division of Ocean Group, O.I.L. Group received a number of administrative and support services from Ocean Group and participated in the Ocean Group pension schemes, insurance and banking arrangements and employee share ownership plans.

              Further information about such relationships and transactions is given in Note 17.

     (e)      FOREIGN CURRENCY RISK MANAGEMENT

              O.I.L Group has utilised the central treasury functions of the Ocean Group in managing its cash and borrowings and in hedging its asset and transaction foreign exchange exposures as part of the Ocean Group's overall treasury management strategy.

              For the purposes of these combined financial statements, where this hedging strategy has generated profits or losses within the records of Ocean Group which relate to O.I.L. Group exposures, these have been pushed down and included in the results of O.I.L. Group. The impact on the net assets of the O.I.L.Group has been adjusted through the intercompany account with Ocean Group.

                                  O.I.L. GROUP
             NOTES TO THE COMBINED FINANCIAL STATEMENTS (continued)

     (f)      TANGIBLE  FIXED ASSETS

              Tangible fixed assets are stated at cost less depreciation. Cost includes interest incurred on the financing of the construction of major vessels. Depreciation of fixed assets is provided evenly over their estimated useful lives after taking account of estimated residual values. Useful lives are assessed as follows:

              Vessels                              5 to 25 years
              Plant and equipment                  3 to  5 years
              Motor vehicles                             4 years
              Short leasehold property           period of lease
              Long leasehold property                   20 years
              Buildings                           10 to 25 years

              Depreciation is not charged in respect of freehold land.

              Change of asset lives:

              In 1995 the estimated maximum useful life of vessels was reassessed and extended from 20 to 25 years and the estimated residual value decreased from 10% to nil. This decreased the depreciation charge for 1995 by L.1,701,000.

     (g)      PROFIT ON SALE OF VESSELS

              Profit on the sale of vessels, which represents the total profits made on sale of vessels to third parties, is recognised when the consideration is realised. Any losses on the sale of vessels are recognised at the time of disposal.

     (h)      TAXATION

              Historically, Ocean Group has undertaken to discharge the liabilities to UK Corporation Tax of the UK entities included in the O.I.L. Group and as a result no charges or obligations for UK corporation tax have been recorded in the individual companies' statutory accounts.

              This financial information presents the O.I.L. Group's UK corporation tax charge on a stand alone basis. No benefit has been assumed from corporation tax losses or Advanced Corporation Tax arising in other Ocean Group undertakings.

              UK Corporation Tax obligations are included within balances payable to Ocean Group as Ocean Group have been responsible for their payment.

              Overseas tax payable represents amounts outstanding on assessments received and payable by O.I.L. Group without recourse to Ocean Group.

     (i)      DEFERRED TAX

              Provision for deferred taxation is made using the liability method, on the excess of capital allowances over depreciation and other timing differences, to the extent that it is probable that a liability will crystallize in the foreseeable future.

                                  O.I.L. GROUP
             NOTES TO THE COMBINED FINANCIAL STATEMENTS (Continued)


     (j)      FOREIGN CURRENCIES

              The trading results of foreign operations are translated into sterling at average rates of exchange ruling through the relevant period. The net assets of foreign operations are expressed in sterling at the rates of exchange ruling at the balance sheet date.

              Differences on exchange arising from the retranslation of both the opening net assets of foreign operations and of the trading results of foreign operations to closing rates of exchange are taken to reserves.

              Other assets and liabilities denominated in foreign currencies are expressed at the rates of exchange ruling at the balance sheet date. Profits or losses due to currency fluctuations, including those arising on the settlement of day to day transactions, are dealt with through the profit and loss account.

     (k)      PENSIONS

              Certain O.I.L. Group employees are members of an Ocean Group pension scheme (a defined benefit plan) contributions to which are assessed by a qualified actuary based on the cost of providing pensions across all participating Ocean Group companies.

              Contributions on behalf of those O.I.L. Group employees who are members of the Merchant Navy Officers and Ratings Pension Funds (defined contribution plans) are charged to the profit and loss account as incurred. These schemes are operated independently on behalf of the UK Merchant shipping industry and the contribution rates required are determined by actuarial review.

     (l)      STOCKS

              Stocks are stated at the lower of cost and net realisable value.

     (m)      LEASES

              The rental costs arising from operating leases are charged against profit before interest as they arise.

                                  O.I.L. GROUP
             NOTES TO THE COMBINED FINANCIAL STATEMENTS (continued)

   1     SEGMENTAL ANALYSIS

  (a)    Turnover                                                             1996     1995     1994
                                                                             L.'000   L.'000   L.'000
         Turnover represents total revenue receivable from marine and other services to the offshore oil industries

         An analysis of turnover by geographical market is as follows:
         United Kingdom                                                      28,121   23,330   20,050
         Americas                                                             4,876    4,155    8,617
         Africa, Middle East, Australasia and Far East                       55,705   53,999   50,814
         Rest of Europe                                                           2       47      217
                                                                             ------   ------   ------
                                                                             88,704   81,531   79,698
                                                                             ======   ======   ======

         Turnover by geographical destination is not materially different to the analysis by geographical origin.

         The Directors consider that the whole of the activities of the Group constitute a single class of business. All activities are of a continuing nature as defined under Financial Reporting Standard No 3.

  (b)    Profit on ordinary activities before interest and taxation           1996     1995     1994
                                                                             L.'000   L.'000   L.'000
         United Kingdom                                                       5,725    6,671    6,048
         Americas                                                               864      150    1,121
         Africa, Middle East, Australasia and Far East                       15,279   12,228    6,470
         Rest of Europe                                                         (16)      22      110
                                                                             ------   ------   ------
                                                                             21,852   19,071   13,749
                                                                             ======   ======   ======

  (c)    Net Assets                                                           1996      1995
                                                                             L.'000    L.'000
         United Kingdom                                                      24,212    29,425
         Americas                                                             2,767     2,981
         Africa, Middle East, Australasia and Far East                       65,050    60,515
         Rest of Europe                                                         (16)       (7)
                                                                            -------   -------
                                                                             92,013    92,914
         Net borrowings, tax and intercompany balances                      (66,346)  (61,842)
                                                                            -------   -------
                                                                             25,667    31,072
                                                                            =======   =======

                                  O.I.L. GROUP
             NOTES TO THE COMBINED FINANCIAL STATEMENTS (continued)

   2     PROFIT ON ORDINARY ACTIVITIES BEFORE INTEREST AND TAXATION          1996      1995      1994
                                                                            L.'000    L.'000    L.'000
         The following amounts have been charged in arriving at profit on ordinary activities before interest and taxation:

         Depreciation                                                        9,311     8,795     9,968

         Other operating lease rentals                                         474       443       557

         Auditors' remuneration - audit work                                    82        66        51
                                - non audit work                                 5        21        27

         Net exchange losses on foreign currency deposits less borrowings      204         6        74

         Profit on sale of  other fixed assets                                 (52)      (36)      (48)

   3     EMPLOYEE COSTS AND DIRECTORS' EMOLUMENTS

  (a)    Employee costs:                                                     1996      1995      1994
                                                                            L.'000    L.'000    L.'000
             Wages and salaries                                             23,148    22,266    21,630
             Social security costs                                             765       963     1,037
             Pension costs  (Note 21)                                           10        29       171
                                                                            ------    ------    ------
                                                                            23,923    23,258    22,838
                                                                            ======    ======    ======

         Average number of employees                                         1,372     1,439     1,598
                                                                            ======    ======    ======

         Average number of employees includes individuals contracted to third parties which supply labour to the O.I.L. Group. The labour costs of such employees is included in wages and salaries.

  (b)    Directors' emoluments:

         The Directors of O.I.L. Limited are responsible for the management and operations of the O.I.L. Group as a whole. The information set out below comprises the emoluments of the directors of O.I.L Limited only.

                                                                             1996      1995      1994
                                                                            L.'000    L.'000    L.'000
         Emoluments                                                            392       314       335
         Performance related payments                                           80        94        96
                                                                            ------    ------    ------
                                                                               472       408       431
                                                                            ======    ======    ======
         O.I.L. allocation of the emoluments of the highest paid
         Director (allocated between O.I.L. Ltd (65%) and its
         fellow subsidiary Cory Towage Ltd (35%)).                             138       120       111
                                                                            ======    ======    ======

         No pension contributions were paid on behalf of any director during the period.

                                  O.I.L. GROUP
             NOTES TO THE COMBINED FINANCIAL STATEMENTS (continued)


        The emoluments of the Directors fell in the following bands:    1996       1995      1994
                 0 - L.5,000                                              1          -         -
          L.10,001 -L.15,000                                              -          1         -
          L.15,001 -L.20,000                                              -          1         -
          L.30,001 -L.35,000                                              1          1         -
          L.50,001 -L.55,000                                              -          1         -
          L.60,001 -L.65,000                                              -          -         1
          L.75,001 -L.80,000                                              -          1         1
          L.85,001 -L.90,000                                              1          -         1
          L.90,001 -L.95,000                                              -          1         1
        L.100,001 -L.105,000                                              1          -         -
        L.105,001 -L.110,000                                              1          -         -
        L.110,001 -L.115,000                                              -          -         1
        L.115,001 -L.120,000                                              -          1         -
        L.135,001 -L.140,000                                              1          -         -

   4    INTEREST RECEIVABLE                                             1996       1995      1994
                                                                       L.'000     L.'000    L.'000
        Bank deposits and short term loans                                146         94        94

        Group and subsidiary undertakings                                 212        275        40
                                                                       ------     ------     -----
                                                                          358        369       134
                                                                       ======     ======     =====

   5    INTEREST PAYABLE                                                1996       1995      1994
                                                                       L.'000     L.'000    L.'000
        Loans and bank overdrafts repayable after 5 years                 236        244       420
        Loans and bank overdrafts wholly repayable within 5 years         208      2,744     1,977
        Group and subsidiary undertakings                               3,380         60        67
                                                                       ------     ------     -----
                                                                        3,824      3,048     2,464
                                                                       ======     ======     =====

                                  O.I.L. GROUP
              NOTES TO THE COMBINED FINANCIAL ACCOUNTS (continued)


   6    TAXATION                                                        1996       1995      1994
                                                                       L.'000     L.'000    L.'000
        United Kingdom taxation:
        Corporation tax at 33%                                          3,765      2,639     2,351
        Relief for overseas taxation                                   (1,109)    (1,258)     (595)
                                                                       ------     ------     -----
                                                                        2,656      1,381     1,756
        Overseas taxation                                               1,604      1,474     1,015
        Associated undertakings                                             8          4         9
                                                                       ------     ------     -----
                                                                        4,268      2,859     2,780
                                                                       ======     ======     =====

        UK Corporation Tax payable is included in creditors falling due within one year in amounts owed to group undertakings.

        UK Corporation Tax is assessed on the profits of O.I.L. Limited arising on its worldwide income less an allowance for double taxation relief where these profits are subject to overseas tax. No relief is available for any interest or penalties suffered. Exposures may exist in relation to the O.I.L. Group's overseas operations arising from the late payment of overseas tax . No provision has been made in these financial statements for any additional overseas tax or penalties which may become payable but which are not quantifiable at this time within a reasonable range of outcomes. Under the terms of the acquisition (Note
        27), O.I.L. Group is not liable for any further charges for overseas taxation and associated interest or penalties for any periods up to and including 31 December 1996.

        The effective rate of tax is lower than the statutory UK Corporation Tax rate of 33% primarily because of the availability of tax relief for capital expenditure for which no deferred tax charge is considered necessary under UK GAAP.

   7    DIVIDENDS

        Dividends payable in 1996 by O.I.L. Limited, O.I.L. Engineering Limited and Fairway Personnel Services Limited reduced profit and loss reserves of these companies to L.nil.

        Dividends declared and payable by the O.I.L. Group to Ocean Group disclosed within these combined financial statements represent the aggregated amounts reflected in the underlying statutory accounts, as approved by the respective Boards of Directors subsequent to each year end.

                                  O.I.L. GROUP
             NOTES TO THE COMBINED FINANCIAL STATEMENTS (continued)


   8    TANGIBLE ASSETS

                                                 Land and Buildings    Plant &        Total
                                      Fleet        Short    Freehold Equipment
                                     (Owned)   Leasehold               & Motor
                                                                      Vehicles
                                      L.'000      L.'000      L.'000     L.'000      L.'000
         COST

         At 1 January 1996           125,739       1,040         638      4,014     131,431

         Additions                    17,817           -           -        427      18,244

         Disposals                    (2,536)         (9)          -       (588)     (3,133)

         Exchange adjustment          (8,588)         (2)          -        (42)     (8,632)
                                     -------     -------     -------    -------     -------
         At 31 December 1996         132,432       1,029         638      3,811     137,910
                                     =======     =======     =======    =======     =======

         ACCUMULATED DEPRECIATION

         At 1 January 1996            50,406         728         355      2,859      54,348

         Depreciation for year         8,472          67          30        742       9,311

         Disposals                    (1,766)       (202)          -       (286)     (2,254)

         Exchange adjustment          (3,123)         (2)          -        (20)     (3,145)
                                     -------     -------     -------    -------     -------
         At 31 December 1996          53,989         591         385      3,295      58,260
                                     =======     =======     =======    =======     =======
         NET BOOK AMOUNT

         At 31 December 1996          78,443         438         253        516      79,650
                                     =======     =======     =======    =======     =======
         At 31 December 1995          75,333         312         283      1,155      77,083
                                     =======     =======     =======    =======     =======

The cost of Fleet assets includes L.437,000, (1995 : L.437,000) of capitalised interest in relation to new build vessels constructed in 1992 and 1993.

                                  O.I.L. GROUP
             NOTES TO THE COMBINED FINANCIAL STATEMENTS (continued)


                                                 Land and Buildings    Plant &        Total
                                      Fleet        Short    Freehold Equipment
                                     (Owned)   Leasehold               & Motor
                                                                      Vehicles
                                      L.'000      L.'000      L.'000     L.'000      L.'000
         COST

         At 1 January 1995           111,250         983         638      3,860     116,731

         Additions                    17,708          61           -        704      18,473

         Disposals                    (4,315)          -           -       (553)     (4,868)

         Exchange adjustment           1,096          (4)          -          3       1,095
                                     -------     -------     -------    -------     -------
         At 31 December 1995         125,739       1,040         638      4,014     131,431
                                     =======     =======     =======    =======     =======

         ACCUMULATED DEPRECIATION

         At 1 January 1995            45,753         486         325      2,461      49,025

         Depreciation for year         7,601         245          30        919       8,795

         Disposals                    (3,532)          -           -       (520)     (4,052)

         Exchange adjustment             584          (3)          -         (1)        580
                                     -------     -------     -------    -------     -------
         At 31 December 1995          50,406         728         355      2,859      54,348
                                     =======     =======     =======    =======     =======

         NET BOOK AMOUNT

         At 31 December 1995          75,333         312         283      1,155      77,083
                                     =======     =======     =======    =======     =======

         At 31 December 1994          65,497         497         313      1,399      67,706
                                     =======     =======     =======    =======     =======


The cost of Fleet assets includes L.437,000, (1994 : L.437,000) of capitalised interest in relation to new build vessels constructed in 1992 and 1993.

                                  O.I.L. GROUP
             NOTES TO THE COMBINED FINANCIAL STATEMENTS (continued)


   9   INVESTMENTS IN ASSOCIATED UNDERTAKINGS          1996         1995
                                                      L.'000       L.'000
       At l January                                      140           78
       Share of retained profit                          (14)          62
       Exchange adjustment                               (43)           -
                                                      ------       ------
       At 31 December                                     83          140
                                                      ======       ======

       The investments in the associated undertakings are unlisted. Details of associated undertakings are given in Note 16.

       In the opinion of the Directors, the aggregate value of the investments in associated undertakings is not less than the aggregate of the amounts at which the investments are stated in the balance sheet.

  10   STOCKS                                          1996         1995
                                                      L.'000       L.'000
       Raw materials and consumables                     889          631
                                                      ======       ======

  11   DEBTORS                                         1996         1995
                                                      L.'000       L.'000
       Trade debtors                                  15,203       14,004
       Amounts owed by group undertakings (Note 14)   19,934       17,524
       Other debtors                                   1,354        2,623
       Prepayments and accrued income                  2,512        2,306
                                                      ------       ------
                                                      39,003       36,457
                                                      ======       ======

       L.224,000 (1995 : L.nil) of other debtors is due in more than one year.

  12   CREDITORS : AMOUNTS FALLING DUE WITHIN
       ONE YEAR                                        1996         1995
                                                      L.'000       L.'000
       Bank overdraft                                  2,806           13
       Trade creditors                                 2,602        2,319
       Amounts owed to group undertakings (Note 14)   79,013       77,003
       Other creditors                                 1,909          712
       Overseas tax payable                              913          773
       Other taxation and social security                847          955
       Accruals and deferred income                    4,702        5,850
       Finance debt (Note 13)                          1,058          775
                                                      ------       ------
                                                      93,850       88,400
                                                      ======       ======

       Amounts owed to group undertakings include proposed dividends of L.19,435,000 (1995 : L.11,856,000)

                                  O.I.L. GROUP
             NOTES TO THE COMBINED FINANCIAL STATEMENTS (continued)


  13   CREDITORS: AMOUNTS  FALLING DUE AFTER MORE THAN
       ONE YEAR                                        1996        1995
                                                      L.'000      L.'000
       Finance Debt:

       Wholly repayable within 5 years                 3,623       1,416
       Not wholly repayable within 5 years             1,752       3,027
                                                      ------      ------
                                                       5,375       4,443
                                                      ======      ======

       Amounts repayable within 5 years                5,217       3,807
       Amounts repayable after 5 years                   158         636
                                                      ------      ------
                                                       5,375       4,443
       Included in creditors: amounts falling due
       within one year                                (1,058)       (775)
                                                      ------      ------
                                                       4,317       3,668
                                                      ======      ======

       Finance debt comprises:

  a) seven fixed term loans secured against specific vessels totalling L.3,349,000 (1995: L.4,443,000) with Ship Mortgage Finance Corporation, with repayment terms in accordance with the loan contracts. Interest is charged at 7.5% of outstanding balances.

  b)   two fixed term third party loans totalling L.2,026,000 (1995 :
       L.nil), ultimately secured by a guarantee given by Ocean Group, to finance vessels owned by Ocean Fleet Sdn Bhd and Ocean Fleet 2 Sdn Bhd. The Ocean Group guarantee is secured against the underlying vessels. Subsequent to the acquisition of the O.I.L. Group by Tidewater Inc (Note
       27) the Ocean Group guarantee has been assumed by Tidewater Inc. The loans carry interest at 0.25% over SIBOR (Singapore Inter-Bank Offer
       Rate) and are repayable in nineteen equal quarterly instalments.

  14   AMOUNTS OWED TO/BY GROUP UNDERTAKINGS           1996        1995
                                                      L.'000      L.'000
       Amounts owing from group undertakings:-
       Loan accounts - non interest bearing           19,809      16,798
       Trading/other accounts - non interest bearing     125         726
                                                      ------      ------
                                                      19,934      17,524
                                                      ======      ======
       Amounts owed to group undertakings:-
       Loan accounts - non interest bearing           25,332      28,972
                     - interest bearing               53,150      46,800
                                                      ------      ------
                                                      78,482      75,772
       Trading accounts - non interest bearing           531       1,231
                                                      ------      ------
                                                      79,013      77,003
                                                      ======      ======

       The interest bearing loan account carries interest at US Dollar LIBOR plus 0.3% per annum.

                                 O.I.L. GROUP
             NOTES TO THE COMBINED FINANCIAL STATEMENTS (continued)


  15     RECONCILIATION OF MOVEMENTS IN INVESTED EQUITY         1996        1995
                                                               L.'000      L.'000
         Profit for the financial year                          14,090     13,516
         Dividends                                             (19,435)   (11,856)
         Exchange differences on retranslation of net assets       (68)        78
                                                               -------    -------
         Net (decrease) / increase in  invested equity          (5,413)     1,738
         Opening  invested equity                               31,041     29,303
                                                               -------    -------
         Closing invested equity                                25,628     31,041
                                                               =======    =======


  16     UNDERTAKINGS INCLUDED IN THE COMBINED FINANCIAL STATEMENTS

         The following undertakings are included in the combined financial statements for each of the three years ended 31 December 1996, except as noted below:

                                                          Principal        Country of         Percentage of
                                                          Activity       registration or        ordinary
                                                                          incorporation       share capital


          O.I.L. Limited                                Marine Services      England               100%

          Direct subsidiaries of OIL Limited:
          O.I.L. (Nigeria) Ltd.                         Marine Services      Nigeria                60%

          Fairway Personnel Services Ltd (1995 and      Marine Services      England               100%
          1996)

          OIL Engineering Ltd                           Engineering and      Scotland              100%
                                                        related services

          OTTTO Limited                                 Holding Company      England               100%

          Subsidiaries of other Ocean Group
          Companies:

          OSA Marine Services Asia Pte                  Marine Services      Singapore             100%

          OSA Marine Services GmbH                      Marine Services      Germany               100%

          Ocean Fleets Sdn Bhd                          Marine Services      Malaysia               49%

          Ocean Fleets 2 Sdn Bhd                        Marine Services      Malaysia               49%

          Parktor Shipping NV                           Flag company         Netherlands           100%
                                                                             Antilles

          VTG Supply Boat Liberia                       Flag company         Liberia               100%

          Hansa Shipping Inc                            Flag company         Panama                100%

          Inter Oceanic Nav. Co                         Flag company         Panama                100%

          OSA do Brasil                                 Agency Services      Brazil                 40%

          Ocean Fleets Snd Bhd and Ocean Fleets 2 Snd Bhd have been consolidated as subsidiaries as the Group exercises dominant influence over their operations and strategy. Further details of transactions with these subsidiaries are given in Note 17.

                                  O.I.L. GROUP
             NOTES TO THE COMBINED FINANCIAL STATEMENTS (continued)


                                                          Principal        Country of         Percentage of
                                                          Activity       registration or        ordinary
                                                                          incorporation       share capital


          Associated undertakings:-

          Thabet & O.I.L. Ltd                           Marine Services      Yemen                 33%

          Thai OSA                                      Marine Services      Thailand              49%

   17     RELATED PARTY TRANSACTIONS

   (a)    Group services

          As a division of Ocean Group, O.I.L. Group received a number of administrative and support services from Ocean Group. These include taxation, treasury, internal audit and company secretarial and are recharged by Ocean Group on the basis of usage. The total amounts included within the profit and loss account of the O.I.L. Group in relation to these costs were 1996 - L.140,000; 1995 -
          L.150,000; 1994 - L.169,000; Details of treasury services provided are given in Note 18.

   (b)    Provision of payroll services

          The O.I.L. Group provides payroll services to certain other members of the Ocean Group. These services are charged to these related parties at cost.

   (c)    Malaysian subsidiaries

          During 1996, O.I.L. Limited sold one vessel to each of Ocean Fleets Sdn Bhd and Ocean Fleets 2 Sdn Bhd at arms length valuations generating a profit of L.768,000 and L.797,000 respectively. This profit has been eliminated on consolidation.

          Third party loans held by Ocean Fleets Sdn Bhd and Ocean Fleets 2 Sdn Bhd for the purchase of these vessels are guaranteed by Ocean Group.

          The vessels are chartered back to O.I.L. Limited on bare boat charter at arms length rates.

   (d)    O.I.L. (Nigeria) Limited

          O.I.L. (Nigeria) Limited, a 60% subsidiary of the O.I.L. Group provides marine and terminal services to O.I.L. Limited in Nigeria. These services are charged at uplifted rates as determined by contract.

                                  O.I.L. GROUP
             NOTES TO THE COMBINED FINANCIAL STATEMENTS (continued)

   18     FOREIGN CURRENCY RISK MANAGEMENT

          The O.I.L. Group hedges its exposure to currency risk through foreign exchange loans and forward contracts to purchase and sell foreign currencies.

          Hedging of Foreign currency debtors:

          During 1994 and 1995, O.I.L. Limited held an external loan of US$14 million to hedge the company's exposure to US dollar denominated trade debtors. Interest was paid on this loan at market rates. Exchange movements recorded in the profit and loss account in relation to this loan were L.520,000 gain in 1994 and L.110,000 loss in 1995. On 29 December 1995, this loan was repaid in full. At that date, this hedge was replaced by notional US dollar forward contracts with Ocean Group, adjusted on a monthly basis to reflect the projected value of US dollar debtors. Within Ocean Group, specific forward contracts were taken out to hedge this US dollar exposure. These combined financial statements reflect the push down of the gain recorded by Ocean Group in relation to forward contracts in 1996 which amounted to L.844,000.

          Hedging of Foreign currency transactions:

          During 1994 and 1995, the O.I.L. Group exposure to foreign currency transaction flows was hedged against the exposure to foreign currency transaction flows in other Ocean Group divisions. This hedging was reflected by O.I.L. Group as notional forward contracts taken out with Ocean Group. The notional gains arising from these notional forward contract hedges during 1994 and 1995 of L.815,000 and L.395,000 respectively have not been pushed down into the results of the O.I.L. Group. During 1996, formal forward intergroup contracts were executed between O.I.L. Limited and Ocean Group plc and accounted for within the results of O.I.L. Group, giving rise to a net result of L.nil.

   19     CAPITAL COMMITMENTS                                            1996       1995
                                                                        L.'000     L.'000
          Capital expenditure for which contracts have been placed
          which is not otherwise provided for in these accounts.         1,159         45
                                                                        ======     ======

   20     CONTINGENT LIABILITIES AND OTHER COMMITMENTS                   1996       1995
                                                                        L.'000     L.'000
   (a)    Annual commitments under non cancellable operating
          leases expiring:

          Within one year                                                  339        147
          Between one and five years                                        92        253
          Five years and over                                               43         43
                                                                        ------     ------
                                                                           474        443
                                                                        ======     ======
          Comprising:
          Land and buildings                                               420        420
          Other                                                             54         23
                                                                        ------     ------
                                                                           474        443
                                                                        ======     ======

                                  O.I.L. GROUP
             NOTES TO THE COMBINED FINANCIAL STATEMENTS (continued)

   (b)    Guarantees:

          O.I.L. Limited together with other subsidiary undertakings of Ocean Group plc are guarantors to a revolving credit facility available to Ocean Group plc and nominated subsidiary undertakings. The outstanding joint liability at 31 December 1996 was L.10,000,000 (1995 : L.20,024,000). Subsequent to the acquisition of O.I.L. Group by Tidewater Inc (Note 27), O.I.L. Group is no longer a party to this guarantee.

   (c)    Forward exchange contracts

          The O.I.L. Group had no outstanding forward exchange contracts at 31 December 1996 or 31 December 1995.

   21     PENSION COSTS

          The Ocean Group participates in the Ocean Nestor Pension Scheme. This scheme is of the defined benefit type providing benefits to certain employees within the Ocean Group. The assets of this scheme are administered by an independent external trustee and are held separately from the Ocean Group's assets.

          The pension cost of this scheme has been assessed with the advice of an independent qualified actuary using the projected unit method. The last full actuarial valuation of this scheme was carried out as at 31 March 1995. As a result of this valuation, the actuary has been able to recommend the continued suspension of Ocean Group's contributions to this scheme. This payment holiday has been in operation throughout the three years to 31 December 1996.

          No charge is recorded for this scheme in these combined financial statements. No adjustment has been made to recognise a share of the overall scheme surplus as no ongoing benefit will accrue to O.I.L. Group. Pursuant to the sale agreement, Tidewater is to contribute to the Ocean Nestor Pension Scheme at a rate of 10% of pensionable salary for all contribution members for a period of up to six months from the date of sale. The maximum liability for pension contributions anticipated to be made by Tidewater over this period amounts to L.120,000.

          Pension costs paid by O.I.L. Group comprise contributions to the Merchant Navy Pension Funds defined contribution schemes. The charge included within the profit and loss account in relation to these schemes was 1996 - L.10,000; 1995 - L.29,000; 1994 -
          L.171,000.

   22     DEFERRED TAXATION                      Amount Provided        Full potential liability

                                                 1996        1995           1996         1995
                                                L.'000      L.'000         L.'000       L.'000
          Accelerated capital allowances             -           -         15,026       14,318
          Other timing differences                   -           -           (517)        (940)
                                                ------      ------         ------       ------
                                                     -           -         14,509       13,378
                                                ======      ======         ======       ======

          No account has been taken of surplus Advance Corporation Tax ("ACT") held by Ocean Group as this will not be available to the O.I.L. Group on an ongoing basis. Dividends paid by the O.I.L. Group to Ocean Group were paid under a group income election and therefore were not subject to ACT.

          Capital gains arising on the disposal of vessels have been offset against available capital losses within Ocean Group. No deferred tax liability has been assessed in respect of such gains for which rollover relief might have been claimed on an O.I.L. Group stand alone basis.

                                  O.I.L. GROUP
             NOTES TO THE COMBINED FINANCIAL STATEMENTS (continued)

   23     NET CASH INFLOW FROM OPERATING ACTIVITIES     1996       1995       1994
                                                       L.'000     L.'000     L.'000
          Profit on ordinary activities before
          interest and taxation                        21,852     19,071     13,749
          Depreciation                                  9,311      8,795      9,968
          Profit on sale of vessels                    (2,523)    (3,585)    (1,746)
          Profit on sale of other fixed assets            (52)       (36)       (48)
          Income from associated undertakings             (10)       (66)       (29)
          (Increase)/decrease in stocks                  (258)      (225)       175
          (Increase)/decrease in debtors                  465     (1,577)     2,488
          (Decrease)/increase in creditors               (560)     1,175     (1,056)
                                                       ------     ------     ------
          Net cash inflow from operating activities    28,225     23,552     23,501
                                                       ======     ======     ======

   24     RECONCILIATION OF NET CASH FLOW TO            1996       1995       1994
          MOVEMENTS IN NET DEBT                        L.'000     L.'000     L.'000

          (Decrease)/increase in cash in the year      (7,638)     7,484     (11,014)
          Cash (inflow)/outflow from (increase)/
          decrease in debt                               (950)    42,860         764
                                                       ------     ------      -------
          Change in net debt resulting from cash
          flows                                        (8,588)    50,344      (10,250)
          Non-cash movements                              243       (508)       2,448
                                                       ------     ------      -------
          Movement in net debt in the year             (8,345)    49,836       (7,802)
          Net debt at start of year                     4,373     45,463)     (37,661)
                                                       ------     ------      -------
          Net debt at end of year                      (3,972)     4,373      (45,463)
                                                       ======     ======      =======

   25     ANALYSIS OF NET DEBT

                                                               At                   Other                        At
                                                            l Jan                non-cash      Exchange      31 Dec
                                                             1996   Cashflow      changes     movements        1996
                                                           L.'000     L.'000       L.'000        L.'000      L.'000
          Net cash and bank balances and overdrafts         8,816     (7,638)           -           225       1,403
          Finance debts due after more than one year       (3,668)      (950)         283            18      (4,317)
          Finance debts due within one year                  (775)         -         (283)            -      (1,058)
                                                           ------     ------       ------        ------      ------
                                                            4,373     (8,588)           -           243      (3,972)
                                                           ======     ======       ======        ======      ======

                                  O.I.L. GROUP
             NOTES TO THE COMBINED FINANCIAL STATEMENTS (continued)


                                                               At                   Other                        At
                                                            l Jan                non-cash      Exchange      31 Dec
                                                             1995   Cashflow      changes     movements        1995
                                                           L.'000     L.'000       L.'000        L.'000      L.'000
          Net cash and bank balances and overdrafts         1,326      7,484            -             6       8,816
          Finance debts due after more than one year      (37,060)    33,796            -          (404)     (3,668)
          Finance debts due within one year                (9,729)     9,064            -          (110)       (775)
                                                          -------     ------       ------        ------      ------
          Total                                           (45,463)    50,344            -          (508)      4,373
                                                          =======     ======       ======        ======      ======

                                                               At                   Other                        At
                                                            l Jan                non-cash      Exchange      31 Dec
                                                             1994   Cashflow      changes     movements        1994
                                                           L.'000     L.'000       L.'000        L.'000      L.'000

          Net cash and bank balances and overdrafts        12,266    (11,014)           -            74       1,326
          Finance debts due after more than one year      (39,689)       775            -         1,854     (37,060)
          Finance debts due within one year               (10,238)       (11)           -           520      (9,729)
                                                          -------    -------       ------        ------     -------
          Total                                           (37,661)   (10,250)           -         2,448     (45,463)
                                                          =======    =======       ======        ======     =======

   26     INTERCOMPANY TRANSACTIONS

          The cash flow impact of the movement in intercompany balances excluding hedging loans and trading balances includes movements in relation to UK corporation tax, dividend payments and movements of funds between O.I.L. Group and Ocean Group.

          Movements in current account balances which arise from trading are included within the reconciliation of net cash inflow from operating activities.

   27     SUBSEQUENT EVENT

          On 20 March 1997 Ocean Group entered into an agreement with Tidewater Inc for the sale of the O.I.L. Group. The sale was completed on 16 May 1997.

                                  O.I.L. GROUP
             NOTES TO THE COMBINED FINANCIAL STATEMENTS (continued)


   28     DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

          The O.I.L. Group's combined financial statements have been prepared in accordance with generally accepted accounting principles in the United Kingdom ("UK GAAP") which differ in certain respects from generally accepted accounting principles in the United States ("US GAAP"). The material differences as they apply to the Group are summarised below.

   (a)    Deferred taxation

          Under UK GAAP, deferred taxation is only accounted for to the extent that it is probable that a liability or asset will arise in the foreseeable future. Under US GAAP, deferred taxation is accounted for on all timing differences, and a valuation allowance is established in respect of those deferred taxation assets where it is more likely than not that some portion will not be realised.

   (b)    Dividends

          Under UK GAAP, dividends proposed are provided for in the year in respect of which they are recommended by the Boards of Directors. Under US GAAP, such dividends are provided for in the period they are declared by the Boards of Directors.

   (c)    Current assets and liabilities

          Current assets under UK GAAP include amounts which fall due after more than one year. Under US GAAP such assets would be reclassified as non-current assets.

   (d)    Combined statement of cash flows

          The Group's combined cash flow statement is prepared in accordance with Financial Reporting Standard No 1 (Revised 1996) and presents substantially the same information as that required under US GAAP. However, there are certain differences in classification of items within the cash flow statements and with regard to the definition of cash and cash equivalents between UK and US GAAP.

          Cash flows from (i) operating activities; (ii) returns on investments and servicing of finance; (iii) taxation; (iv) capital expenditure and financial investment; and (v) financing activities are presented separately under UK GAAP, However, US GAAP only requires presentation of cash flows from three activities; operating, investing and financing.

          Cash flows from taxation and returns on investments and servicing of finance are, with the exception of dividends paid and interest paid but capitalised, included as operating activities under US GAAP. The payment of dividends is included under financing activities and capitalised interest is included under capital expenditure and financial investment for US GAAP purposes.

          Cash and cash equivalents under UK GAAP include bank loans and overdrafts repayable within three months from the date of the advance. Under US GAAP all short-term borrowings and overdrafts are included in financing activities.

                                  O.I.L. GROUP
             NOTES TO THE COMBINED FINANCIAL STATEMENTS (continued)


   (e)    Stock compensation plans

          Ocean Group operates a number of stock based compensation plans. Under UK GAAP, O.I.L. Group has not recognised any cost in respect of these plans, since the O.I.L. Group portion of the total Ocean Group costs in relation to these plans is immaterial.

          Under US GAAP, the application of Accounting Principles Board Opinion No 25 "Accounting for Stock Issued to Employees" results in a charge in respect of O.I.L. Group employees which is immaterial and accordingly has not been included in the reconciliations of net income and invested equity.

   (f)    Effect on net income of differences between UK GAAP and US GAAP

                                                         Year to      Year to
                                                     3l December  31 December
                                                            1996         1995
                                                          L.'000       L.'000
          Profit for the financial year in
          accordance with UK GAAP                         14,090       13,516
          US GAAP adjustments:
          Deferred taxation - full provisioning           (1,131)      (2,654)
                                                          ------       ------
          Net income in accordance with US GAAP           12,959       10,862
                                                          ======       ======

   (g)    Effect on invested equity of differences between UK GAAP and US GAAP

                                                     3l December  31 December
                                                            1996         1995
                                                          L.'000       L.'000
          Invested equity in accordance with UK GAAP      25,628       31,041
          US GAAP adjustments:
          Deferred taxation -  Full provisioning         (14,509)     (13,378)
          Dividends                                       19,435       11,856
                                                         -------      -------
          Invested equity in accordance with US GAAP      30,554       29,519
                                                         =======      =======

          Changes in US GAAP invested equity for the year                 1996
          ended 31 December 1996 are as follows:                        L.'000
          Invested  equity at l January                                 29,519
          Net income for the period                                     12,959
          Dividends                                                    (11,856)
          Exchange                                                         (68)
                                                                      --------
          Invested equity at 31 December                                30,554
                                                                      ========

                                  O.I.L. GROUP
             NOTES TO THE COMBINED FINANCIAL STATEMENTS (continued)

   29     COMPANIES ACT 1985

          These combined financial statements do not constitute "statutory accounts" within the meaning of the Companies Act 1985 for any of the periods presented. Separate single company statutory accounts for each of the individual companies included within O.I.L. Group have been prepared in accordance with local legal requirements.

          These combined financial statements exclude certain parent company statements and other information required by the Companies Act 1985. However, they include all material disclosures required by generally accepted accounting principles in the United Kingdom including those Companies Act 1985 disclosures relating to the profit and loss account and balance sheet items.

                              INDEX TO EXHIBITS



EXHIBIT
NUMBER          DESCRIPTION
-------         -----------
  2.0           Agreement for the Acquisition of the Share Capital of the
                O.I.L. Group of Companies, dated March 20, 1997, between
                the Company and Ocean Group plc. [1]

  23.           Consent of Independent Public Accountants

  99.1 Press Release issued May 16, 1997 disclosing completion of the Company's acquisition of the O.I.L. Group of companies.
